UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2008

THE NASDAQ OMX GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As previously disclosed, on February 27, 2008, The Nasdaq Stock Market, Inc. combined with OMX AB (publ) to create The NASDAQ OMX Group, Inc., or NASDAQ OMX, and acquired a 33 1/3% interest in the Dubai International Financial Exchange (collectively, the Transactions). For informational purposes, NASDAQ OMX is attaching as Exhibit 99.1 hereto, and incorporating by reference herein, pro forma condensed combined financial information for the combined company for each quarter in and the fiscal year ended December 31, 2007.

The pro forma data is not necessarily indicative of what NASDAQ OMX’s financial position or results of operations actually would have been had the Transactions been completed at and as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of NASDAQ OMX.

The information set forth under “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1 hereto is intended to be furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by NASDAQ OMX as to the materiality of such information.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 - Unaudited Pro Forma Condensed Combined Statements of Income of The NASDAQ OMX Group, Inc. for Each Quarter and the Full Year Ended December 31, 2007 and Unaudited Pro Forma Revenue Detail for Each Quarter and Full Year Ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

By:	/s/ David P. Warren
Name:	David P. Warren
Title:	Executive Vice President and Chief Financial Officer

Dated: May 2, 2008